EXHIBIT 10.11

Form of

Co-Investment Subscription Agreement

________ __, 2007

To the Board of Directors of

Kanders Acquisition Company, Inc.:

Gentlemen:

The undersigned hereby subscribes for and agrees, in connection with an initial Business Combination (as defined below), to purchase such number of units (the “Co-Investment Units”) at $10.00 per Co-Investment Unit, as shall be necessary to reach an aggregate purchase price (the “Purchase Price”) equal to the difference between $25,000,000 and the aggregate purchase price for the number of shares purchased by the undersigned pursuant to that certain Rule 10b5-1 Stock Purchase Plan, dated [______], 2007 by and among the undersigned, Citigroup Global Markets Inc. and Kanders Acquisition Company Inc., a Delaware corporation (the “Corporation”) (the “Stock Purchase Plan”). Each Co-Investment Unit shall include (i) one share of common stock, par value $0.0001 per share (the “Co-Investment Common Stock”) of the Corporation and (ii) one warrant (the “Co-Investment Warrant”) of the Corporation to purchase one share of common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $7.50 per share. For the avoidance of doubt, if the undersigned purchases $25,000,000 of Common Stock pursuant to the Stock Purchase Plan, the undersigned shall be under no obligation to purchase any Co-Investment Units hereunder.

The payment for and issuance of the Co-Investment Units shall occur after the approval of, and immediately prior to the consummation of, a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating business (a “Business Combination”) meeting the requirements set forth in the registration statement on Form S-1 (File No. 333-146911), as amended (the “Registration Statement”) relating to the Corporation’s initial public offering (“IPO”). Immediately prior to the consummation of a Business Combination, the undersigned shall deliver the Purchase Price to the Corporation. In the event that the Corporation fails to consummate a Business Combination within 24 months after the date of the final prospectus filed pursuant to Rule 424(b) relating to the Corporation’s IPO, the undersigned’s obligation to purchase the Co-Investment Units shall be null and void and of no further force and effect.

The undersigned represents and warrants that it has been advised that the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and the Common Stock underlying the Co-Investment Warrants) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”); that it is acquiring the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and the Common Stock underlying the Co-Investment Warrants) for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and the Common Stock underlying the Co-Investment Warrants) in violation of the securities laws of the United States; that it is an

“accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that it is familiar with the proposed business, management, financial condition and affairs of the Corporation.

The undersigned agrees to not (i) offer, sell, contract to sell, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate thereof), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than as provided for in that certain Registration Rights Agreement by and among the Corporation, the undersigned and the other stockholders of the Corporation to be named therein to be executed in connection with the IPO) with the Securities and Exchange Commission (the “Commission”) in respect of, any Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and the Common Stock underlying the Co-Investment Warrants), (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and the Common Stock underlying the Co-Investment Warrants), (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Co-Investment Units, Co-Investment Common Stock, Co-Investment Warrants or Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for Common Stock or such Warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iv) publicly announce an intention to effect any such transaction, until 180 days after the Corporation consummates a Business Combination; provided, however, that the foregoing shall not apply to a disposition (a) to the undersigned’s beneficiaries upon liquidation of the undersigned, (b) to the Corporation’s officers, directors and employees and persons affiliated with its founders or (c) to customary margin brokerage accounts maintained by the holder or in a pledge to a commercial lender pursuant to a bona fide, arms-length pledge agreement for the provision of credit, which requires the pledgee thereto to act in good faith, in each case, only if the respective transferee agrees in writing to be bound by the terms and conditions of this letter agreement and any other agreement affecting the transferability of the Co-Investment Units (and underlying securities) to which the undersigned is then bound; provided, further, a permitted transferee who is an individual may also sell or transfer the Co-Investment Units (w) pursuant to exceptions (b) and (c) above, (x) to relatives and trusts for estate planning purposes, (y) by virtue of the laws of descent and distribution upon the death or (z) pursuant to a qualified domestic relations order, in each case, only if the respective transferee agrees in writing to be bound by the terms and conditions of this Agreement and any other agreement affecting the transferability of the Co-Investment Units to which the undersigned is then bound. The undersigned acknowledges that the certificates for such Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and the Common Stock underlying the Co-Investment Warrants) shall contain a legend indicating such restrictions on transferability. These restrictions on transferability will terminate if, subsequent to the Corporation’s initial Business Combination, (i) the last sales price of the Corporation’s Common

Stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after such initial Business Combination or (ii) the Corporation consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

In the event that the undersigned does not consummate all or any portion of the co-investment when required to do so, the undersigned agrees to sell and the Corporation agrees to purchase the founder’s units (as described in the Registration Statement) held by the undersigned as of the effective date of the Registration Statement for the same purchase price originally paid for such founder’s units by the undersigned.

The terms of this agreement and the restriction on transfers with respect to the Co-Investment Units may not be amended without the prior written consent of the undersigned and Citigroup Global Markets Inc.

Very truly yours,

KANDERS & COMPANY, INC.
By:
Name: Warren B. Kanders
Title: President

Acknowledged and Agreed:

KANDERS ACQUISITION COMPANY, INC.
By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.
By:
Name:
Title: